Exhibit 99.1

PRESS RELEASE

FOR RELEASE 10/26/06 @ 1:05PM

AnalogicTech Reports Financial Results for the Third Quarter 2006

Sunnyvale, CA – October 26, 2006 – Advanced Analogic Technologies Incorporated (AnalogicTech) (Nasdaq: AATI), a developer of power management semiconductors for mobile consumer electronic devices, today reported financial results for the third quarter ended September 30, 2006.

Revenue for the third quarter of 2006 was $20.1 million, an increase of 11.7% over revenue of $18.0 million for the third quarter of 2005 and a 7.8% sequential decrease from the second quarter of 2006 revenue of $21.8 million.

Net loss for the third quarter of 2006 was $1.5 million, or $0.03 per diluted share. This compares to a net income of $0.2 million, or $0.01 per diluted share, for the third quarter of 2005, and compares to a net income of $1.2 million, or $0.03 per diluted share, for the second quarter of 2006. On a non-GAAP basis, excluding stock-based compensation expense, net of tax, net income for the third quarter of 2006 was breakeven. This compares to non-GAAP net income of $0.8 million, or $0.02 per diluted share, for the third quarter of 2005.

AnalogicTech reported gross margins of 54.7% for the third quarter of 2006, compared to 60.2% for the third quarter of 2005 and compared to 59.9% for the second quarter of 2006. The company ended the quarter with $125.7 million in cash, cash equivalents, and short-term investments.

“Our results for the third quarter were slightly above our revised bottom and top line guidance and reflect the macro trends that we, and many of our peers, are experiencing in the wireless sector,” stated Richard K. Williams, President, CEO and CTO of AnalogicTech. “While the industry appears to be experiencing below average seasonal growth, we continue to believe we are well positioned for long-term growth opportunities by providing Total Power Management™ products that address the increasing demand for improved efficiency while minimizing the solution footprint. We remain focused on executing our plans to expand our product portfolio and continuing the implementation of our ModularBCD process technology. Additionally, in the near-term, we are closely managing inventory and operating expenses.”

© Advanced Analogic Technologies Incorporated	Page 1

Business Outlook

The following statements are based upon management’s current expectations. These statements are forward-looking, and actual results may differ materially. AnalogicTech undertakes no obligation to update these statements.

For the fourth quarter ended December 31, 2006, AnalogicTech estimates revenue in the range of $19 to $22 million, and, on a GAAP basis, a net loss of $0.03 to $0.05 per diluted share. The fourth quarter 2006 GAAP estimates include pre-tax quarterly stock-based compensation expense of $1.7 to $1.9 million. This forecast does not include any impact of the pending acquisition of Analog Power Semiconductor Corporation (AP Semi).

AnalogicTech adopted SFAS 123R during the first quarter of fiscal 2006. This will have a significant impact on GAAP reported results as the company continues to grant stock options and other stock-based compensation awards to individuals. SFAS 123R requires companies to estimate the value of stock options by using the Black Scholes or other option valuation techniques. These techniques require management to make certain assumptions such as volatility, expected forfeiture rate, dividend yield rates, risk-free rates and expected option term.

Non-GAAP Reporting

In addition to GAAP reporting, AnalogicTech reports net income on a non-GAAP basis. This non-GAAP earnings information excludes stock-based compensation expense and its tax-related effects. AnalogicTech believes this non-GAAP earnings information provides meaningful insight into the company’s ongoing operational performance and has therefore chosen to provide this information to investors for a more consistent basis of comparison. AnalogicTech also uses this information internally to evaluate and manage company operations and to determine incentive compensation. A reconciliation between GAAP and non-GAAP net income is included in the tables below.

Conference Call Details

The AnalogicTech third quarter teleconference and webcast is scheduled to begin at 5:00 p.m. Eastern Time on Thursday, October 26, 2006. To participate in the live call, analysts and investors should dial (800) 218-9073 at least ten minutes prior to the call. AnalogicTech will also offer a live and archived webcast of the conference call, accessible from the company’s investor relations website at www.aati.com or via the corporate website, www.analogictech.com. A telephonic replay of the conference call will also be available until 11:59 p.m. Pacific Time on Monday, October 30, 2006, by dialing (800) 405-2236 and entering the passcode: 11072060#. Callers outside the U.S. and Canada may access the replay by dialing (303) 590-3000 and entering the passcode 11072060#.

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About AnalogicTech

Advanced Analogic Technologies Incorporated (AnalogicTech) is a supplier of Total Power Management™ semiconductor solutions for mobile consumer electronic devices, such as wireless handsets, notebook and tablet computers, smartphones, digital cameras, wireless LAN, and personal media players. The company focuses its design and marketing efforts on the application-specific power management needs of consumer, communications, and computing applications in these rapidly evolving devices. AnalogicTech also develops and licenses device, process, package, and application-related technology. AnalogicTech is headquartered in Sunnyvale, California, with offices in South Korea, Taiwan, Hong Kong, Macau, Shanghai, Shenzhen, Beijing, Japan, Sweden, UK, and France, as well as a worldwide network of sales representatives and distributors. The company is listed on the NASDAQ exchange under the ticker symbol AATI. For more information, please visit the AnalogicTech website: www.analogictech.com. (AnalogicTech - F)

For More Information

Investor Contacts:

Brian McDonald	Lisa Laukkanen
Chief Financial Officer	The Blueshirt Group
AnalogicTech	415-217-4967
408-737-4788

“Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995

Statements contained in this release that are not historical facts are forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements, including financial projections and forecasts, involve risks and uncertainties that could cause AnalogicTech’s actual results to differ materially from our current expectations. Factors that could cause AnalogicTech’s results to differ materially from those set forth in these forward-looking statements include customers’ cancellation or modification of their orders; our failure to accurately forecast demand for our products; the loss of, or a significant reduction in orders from, any of our significant customers; fluctuations in our operating results; our inability to develop and sell new products; defects in or failures of our products; the expense and uncertainty involved in our customer design-win efforts; the financial viability of the distributors of our products; consumer demand for cellular phones and other mobile consumer electronic devices; worldwide economic and political conditions, particularly in Asia; fluctuations in our costs to manufacture our products; our reliance on third parties to manufacture, test, assemble and ship our products; our ability to retain and attract key personnel; our ability to compete with our competitors; and our ability to protect our intellectual property rights and not infringe the intellectual property rights of others. Other factors that may cause our actual results to differ from those set forth in the forward-looking statements contained in this press release and that may affect our prospects in general are described in our filings with the Securities and Exchange Commission, including our Registration Statement on Form S-1 related to our initial public offering and our Annual Report on Form 10-K for the year ended December 31, 2005. AnalogicTech undertakes no obligation to update or revise forward-looking statements to reflect subsequent events or changed assumptions or circumstances.

AnalogicTech and the AnalogicTech logo are trademarks of Advanced Analogic Technologies Incorporated. All other brand and product names appearing in this document are registered trademarks or trademarks of their respective holders.

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CONDENSED CONSOLIDATED BALANCE SHEET

(unaudited)

(in thousands)

	September 30, 2006	December 31, 2005
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$82,209	$124,377
Short term investments	43,523	—

Total cash, cash equivalents and short term investments	125,732	124,377
Accounts receivable, net of allowances of $1,521 in 2006 and $1,031 in 2005	12,573	10,496
Inventories	9,295	6,561
Prepaid expenses and other current assets	1,838	1,656
Deferred income tax assets—current	5,369	3,780

Total current assets	154,807	146,870
Property and equipment, net	2,281	2,257
Other assets	1,804	384
Deferred income tax assets—noncurrent	1,812	1,812

TOTAL ASSETS	$160,704	$151,323

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$5,922	$5,196
Accrued liabilities	5,969	4,738
Income tax payable	663	963

Total current liabilities	12,554	10,897
Other long term liabilities	8	24

Total liabilities	12,562	10,921

Total stockholders’ equity	148,142	140,402

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$160,704	$151,323

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CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2006	2005	2006	2005
NET SALES	$20,103	$17,964	$60,210	$46,711
Cost of revenues (including stock-based compensation of $46 and $193 for the three and nine months ended September 30, 2006; $28 and $84 for the three and nine months ended September 30, 2005)	9,100	7,152	24,986	18,804

GROSS PROFIT	11,003	10,812	35,224	27,907

OPERATING EXPENSES:
Research and development (including stock-based compensation of $618 and $1,799 for the three and nine months ended September 30, 2006; $196 and $588 for the three and nine months ended September 30, 2005)	5,371	5,277	17,214	14,210
Sales, general and administrative (including stock-based compensation of $825 and $2,391 for the three and nine months ended September 30, 2006; $352 and $1,084 for the three and nine months ended September 30, 2005)	5,187	4,906	16,200	12,749
Patent Litigation	3,490	8	5,247	13

Total operating expenses	14,048	10,191	38,661	26,972

INCOME (LOSS) FROM OPERATIONS	(3,045)	621	(3,437)	935
OTHER INCOME AND EXPENSES, NET	1,594	650	4,248	870

INCOME (LOSS) BEFORE INCOME TAXES	(1,451)	1,271	811	1,805
PROVISION FOR INCOME TAXES	—	1,029	312	1,462

NET INCOME (LOSS)	$(1,451)	$242	$499	$343

NET INCOME (LOSS) PER SHARE:
Basic	$(0.03)	$0.01	$0.01	$0.03
Diluted	$(0.03)	$0.01	$0.01	$0.01

WEIGHTED AVERAGE SHARES USED IN NET INCOME (LOSS) PER SHARE CALCULATION:
Basic	43,624	27,683	43,330	13,650
Diluted	43,624	42,242	46,819	37,868

GAAP to Non-GAAP Reconciliation
Net Income (Loss) - GAAP Basis	(1,451)	242	499	343

Non-GAAP Adjustments for Stock-Based Compensation:
Cost of revenues	46	28	193	84
Research and development	618	196	1,799	588
Sales, general and administrative	825	352	2,391	1,084
Tax effect of adjustments	(9)	—	(170)	—

Net Income - Non-GAAP Basis	$29	$818	$4,712	$2,099

Non-GAAP NET INCOME PER SHARE:
Basic	$0.00	$0.03	$0.11	$0.15
Diluted	$0.00	$0.02	$0.10	$0.06

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